UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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✓	Definitive Information Statement

AMBIENT CORPORATION

(Name of Registrant as Specified In Its Charter)

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AMBIENT CORPORATION

7 WELLS AVENUE

NEWTON, MA 02459

NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of Ambient Corporation

This Notice and the accompanying Information Statement are being furnished on or about March 1, 2011 by the Board of Directors (the “Board”) of Ambient Corporation, a Delaware corporation (the “Company”), to the holders of record of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on February 3, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to inform holders of record of Common Stock as of the Record Date of action taken by Vicis Capital Master Fund (the “Majority Stockholder”), the holder of approximately 84.2% of the outstanding Common Stock, par value $.001 per share (the “Common Stock”), of the Company, approving, by written consent dated February 15, 2011, an amendment (the “Reverse Split/Share Reduction Amendment”) to the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), at the Board’s discretion, to implement a reverse stock split of the outstanding shares of Common Stock at any time on or before December 31, 2011 at any whole number ratio between 1 for 30 and 1 for 100 (the “Reverse Stock Split”,) and, if the Board determines to implement the Reverse Stock Split, to decrease the number of authorized shares of the Company’s Common Stock from 2,000,000,000 to 100,000,000 shares. The Board has previously approved and recommended to the stockholders of the Company that they approve the Reverse Split/Share Reduction Amendment.

The Reverse Split/Share Reduction Amendment was approved by the Board and the Majority Stockholder with the goal of increasing the chances of the Company successfully listing the Common Stock on The NASDAQ Stock Market, particularly The Nasdaq Capital Market.  The Company believes that, given its current size and balance sheet position, it would meet all of the quantitative listing requirements for The Nasdaq Capital Market, other than those relating to the minimum bid price for listed shares (which is $4 per share), and that a Reverse Stock Split in the appropriate ratio would increase the likelihood that it would meet the quantitative requirements relating to share price.   The Company further believes that listing on The Nasdaq Capital Market would enhance its visibility, institutional investor profile and commercial credibility.   Of course, there can be no assurance that the Reverse Stock Split will allow the Company to meet the quantitative requirements relating to share price, that the Company will achieve or maintain compliance with any of the other requirements or that its listing application will otherwise be successful.

The attached Information Statement describes the stockholder action by written consent approving the Reverse Split/Share Reduction Amendment, which stockholder action was taken pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The Information Statement is being furnished to stockholders of record of the Company as of the Record Date pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the Reverse Split/Share Reduction Amendment would be expected to become effective 20 calendar days following the mailing of the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

February 28, 2011	/s/ JOHN J. JOYCE
John J. Joyce Chairman and Chief Executive Officer

AMBIENT CORPORATION
7 WELLS AVENUE
NEWTON, MA 02459

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN
APPROVED BY OUR MAJORITY STOCKHOLDER.

A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

GENERAL

This Information Statement is being furnished to the stockholders of Ambient Corporation, a Delaware corporation (the “Company”), in connection with action taken by Vicis Capital Master Fund (the “Majority Stockholder”), the holder of approximately 84.2% of the outstanding Common Stock, par value $.001 per share, (the “Common Stock”) of the Company, approving, by written consent dated February 15, 2011,  an amendment (the “Reverse Split/Share Reduction Amendment”) to the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), at the Board’s discretion, to implement a reverse stock split of the outstanding shares of Common Stock at any time on or before December 31, 2011 at any whole number ratio between 1 for 30 and 1 for 100 (the “Reverse Stock Split”) and, if the Board determines to implement the Reverse Stock Split, to decrease the number of authorized shares of the Company’s Common Stock from 2,000,000,000 to 100,000,000 shares. The Board has previously approved and recommended to the stockholders of the Company that they approve the Reverse Split/Share Reduction Amendment.

The form of the Reverse Split/Share Reduction Amendment is attached as Appendix A.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of record of our common stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement is for informational purposes only, and you need not take any further action in connection with this Information Statement.

This Information Statement is being mailed on or about March 1, 2011, to our stockholders of record as of February 3, 2011 (the “Record Date”). Under federal law governing the taking of stockholder action by written consent, stockholder approval of the above actions will be deemed effective 20 days after the mailing of this Information Statement to our stockholders.

Our principal executive offices are located at 7 Wells Avenue, Newton, Massachusetts 02459, and our telephone number is (617) 332-0004.

THE ACTION BY WRITTEN CONSENT

On February 15, 2011, we received the written consent in lieu of a meeting of stockholders from the Majority Stockholder, which holds approximately 84.2% of the Common Stock, of the Company, approving the Reverse Split/Share Reduction Amendment (the “Written Consent”). No payment was made to any person or entity in consideration of their executing the Written Consent.

VOTING AND VOTE REQUIREMENT

We are not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding voting power of the shares of our Common Stock present and voting on the matter at a meeting was required to approve the Reverse Split/Share Reduction Amendment.

As of the close of business of the Record Date, we had 1,648,826,354 shares of Common Stock outstanding and entitled to vote on the matters acted upon in the Written Consent. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote. On the Record Date, the Majority Stockholder, representing approximately 84.2% of our Common Stock, approved the Reverse Split/Share Reduction Amendment by Written Consent.

ACCORDINGLY, THE ACTION BY WRITTEN CONSENT EXECUTED BY THE MAJORITY STOCKHOLDER ON THE RECORD DATE PURSUANT TO SECTION 228 IS SUFFICIENT TO APPROVE THE REVERSE SPLIT/SHARE REDUCTION AMENDMENT AND REQUIRES NO FURTHER STOCKHOLDER ACTION.

NOTICE PURSUANT TO SECTION 228 OF THE DGCL

Pursuant to Section 228 of the DGCL, we are required to provide notice of taking a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

DISSENTERS RIGHTS OF APPRAISAL

The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO
CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning matters approved by the Written Consent. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549-1004. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital consists of 2,000,000,000 shares of Common Stock, par value $0.001 per share.  As of the Record Date, the Company had 1,648,826,354 shares of Common Stock outstanding.

Holders of the Company’s Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company’s assets available for distribution to stockholders upon liquidation, dissolution or winding-up of the Company’s affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The Common Stock does not have cumulative voting rights.

REVERSE STOCK SPLIT

Purposes of the Reverse Stock Split.

The Reverse Split/Share Reduction Amendment was approved by the Board and the Majority Stockholder with the goal of increasing the chances of the Company successfully listing the Common Stock on The NASDAQ Stock Market, particularly The Nasdaq Capital Market.  The Company believes that, given its current size and balance sheet position, it would meet all of the quantitative listing requirements for The Nasdaq Capital Market, other than those relating to the minimum bid price for listed shares (which is $4 per share), and that a Reverse Stock Split in the appropriate ratio would increase the likelihood that it would meet the quantitative requirements relating to share price.   The Company further believes that listing on The Nasdaq Capital Market would enhance its visibility, institutional investor profile and commercial credibility and may allow for certain commercial opportunities not currently available to the Company. The Company believes that a listing on The Nasdaq Capital Market, if effectuated, may generate greater interest among professional investors and institutions and enhance prospective analyst coverage and brokerage recommendations.

The Company cannot assure you that it will be successful in achieving a listing on The Nasdaq Capital Market (or any other exchange), generating greater interest among professional investors and institutions, or enhancing prospective analyst coverage and brokerage recommendations. Stockholders should also note that if the Company elects to implement a Reverse Stock Split, there is no assurance that prices for shares of the Common Stock after the reverse split will increase proportionally to the exchange ratio of the Reverse Stock Split (or at all).  The Company cannot guarantee to stockholders that the price of its shares will reach or sustain any price level in the future, and it is possible the proposed Reverse Stock Split will have no lasting impact on its share price.

The Board may determine in its discretion whether to effect the Reverse Stock Split at any time on or before December 30, 2011 (if at all) and if so at what exchange ratio between 1 post reverse split share (the “New Shares”) for between 30 and 100 pre-reverse split shares of Common Stock (the “Old Shares”). In determining the range of Reverse Stock Split ratios listed here, the Board considered numerous factors, including

•

the historical and projected performance of the Common Stock and volume level before and after the Reverse Stock Split;

•

the prevailing trading price for the Common Stock and the volume level thereof;

•

potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•

prevailing market conditions and general economic and other related conditions prevailing in our industry and in the marketplace generally; and

•

the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock.

The Board of Directors will further consider these factors when it determines the precise Reverse Stock Split ratio, if in fact it determines to implement a Reverse Stock Split.

The New Shares issued pursuant to any Reverse Stock Split would be fully paid and non-assessable. All New Shares would have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock.

Effect of the Reverse Stock Split.

The Reverse Stock Split would be effected simultaneously for all our then-existing Old Shares, and the exchange ratio would be the same for all of our shares of outstanding Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. Shares of Common Stock issued pursuant to the Reverse Stock Split, or the New Shares, would remain fully paid and nonassessable.

The information in the following table is based on 1,648,826,354 shares of common stock outstanding as of the Record Date.

Proposed Reverse Stock Split	Percentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding after the Reverse Stock Split	Common Stock Authorized after the Reverse Stock Split *
1 for 30	96.67%	54,960,878	100,000,000
1 for 40	97.50%	41,220,659	100,000,000
1for 50	98.00%	32,976,527	100,000,000
1 for 60	98.33%	27,480,439	100,000,000
1 for 100	99%	16,488,264	100,000,000

*

Upon (and subject to) the implementation of the Reverse Stock Split, the number of shares of Common Stock authorized following the Reverse Stock Split would be reduced to 100,000,000.

Effective Increase in Authorized Shares of Common Stock.

If the Reverse Stock Split is implemented, regardless of the specific exchange ratio elected by the Board, the number of authorized shares of our Common Stock would be reduced to 100,000,000 (which represents a ratio of 1 for 20).  Therefore, if the Board implements a Reverse Stock Split with a ratio greater than 1 for 20, the number of issued and outstanding shares of our Common Stock would decrease by a greater proportion that the number of authorized shares of our Common Stock, and the number of shares remaining available for issuance would therefore increase. We believe that the availability of the additional shares would provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities, and to respond to a changing corporate environment.

The increased reserve of shares available for issuance would also give us the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses.   Such acquisitions may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities.

We have no plans, proposals or arrangements, written or otherwise, at this time, to issue any of the additional available authorized shares of common stock that would result from a Reverse Stock Split.

The increased reserve of shares available for issuance may be used to facilitate public or private financings.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered shares of Common Stock, or securities convertible into Common Stock, in private transactions.  We have no plans or agreements in place for any financing at this time.  Such transactions might not be available on terms favorable to us, or at all.  We may sell Common Stock at prices less than the public trading price of the Common Stock at the time, and we may grant additional contractual rights to purchase not available to other holders of Common Stock, such as warrants to purchase additional shares of Common Stock or anti-dilution protections.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plans for grants to our employees, consultants and directors.  Our Board believes that it is critical to incentivize our officers and employees to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions as we grant options to the employees of the acquired companies.

The availability of additional shares of Common Stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.  If the Reverse Stock Split is effected, our Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules.

The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock could affect our current stockholders in a number of ways, including the following:

•

diluting the voting power of the current holders of Common Stock;

•

diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock;

•

diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and

•

making the payment of dividends on Common Stock potentially more expensive.

Fractional Shares.

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, the Company would pay to the registered stockholder, in cash, the value of any fractional share interest arising from the Reverse Stock Split. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the Common Stock as reported on the over the counter Bulletin Board Market, as of the effective date.

No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the effective date of the Reverse Stock Split and the date payment is made for their fractional shares.

If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you want to hold the Common Stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Stock Split is effected:

•

purchase a sufficient number of shares of Common Stock so that you would hold at least that number of shares of Common Stock in your account prior to the implementation of the Reverse Stock Split that would entitle you to receive at least one share of Common Stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of Common Stock in one account prior to the Reverse Stock Split that would entitle you to at least one share of Common Stock on a post-split basis. Common Stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and Common Stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. Also, shares of Common Stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

After the Reverse Stock Split, then current stockholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by the Board as described above.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Voting Rights of, and Dividends on, Common Stock.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split.  The percentage of outstanding shares owned by each stockholder prior to the split will remain the same, except for adjustment as a consequence of the payout of any fractional shares created by the Reverse Stock Split which is discussed in more detail under "Fractional Shares," above.  For example, generally, a holder of two percent of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold two percent of the voting power of the outstanding shares of Common Stock after a Reverse Stock Split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends.  Therefore, we do not believe that a Reverse Stock Split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Registered and Beneficial Stockholders.

Upon the effectuation of any Reverse Stock Split, we intend to treat stockholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" Stockholder.

Our registered stockholders may hold some or all of their shares electronically in book-entry form.  These stockholders will not have stock certificates evidencing their ownership of the stock. These stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your New Shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares.

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate.  If a Reverse Stock Split is effected, stockholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

Effect on Liquidity.

The decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects on the trading market for our Common Stock do not occur.  See "Purposes of the Reverse Stock Split" above. If implemented, the Reverse Stock Split would result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock on a post-split basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even lots" of even multiples of 100 shares.

Potential Anti-Takeover Effect.

The increased proportion of authorized but unissued shares of our Common Stock to outstanding shares thereof could, under certain circumstances, have an anti-takeover effect.  For example, such a change could permit future issuances of our Common Stock that would dilute the stock ownership of a person seeking to effect a change in composition of our Board or contemplating a tender offer or other transaction for the combination of our company with another entity.  The Reverse Stock Split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of us. The Company currently has no intention of going private, and the Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act.

Effective Date of the Reverse Stock Split.

If the Board determines to effect a Reverse Stock Split, we will file the Reverse Stock Split/Share Reduction Amendment with the Delaware Secretary of State.  The Reverse Stock Split will become effective on the date such Amendment is filed or such later date as may be indicated in such Amendment.  Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Commencing with the effective date of any Reverse Stock Split, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of the Company’s Common Stock would entitle such holders to receive, upon exercise of their securities, a fraction (depending on the actual exchange ratio of the Reverse Stock Split) of the number of shares of the Company’s Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing on the effective date of the Reverse Stock Split, the exercise or conversion price of all outstanding options, warrants and other convertible securities of the Company would be increased proportionally, based on the actual exchange ratio of the Reverse Stock Split.

Risks Associated with the Reverse Stock Split

This Information Statement includes forward-looking statements including statements regarding the timing of the Reverse Stock Split and the potential benefits of the Reverse Stock Split, including, but not limited to, increasing the per share price of the Common Stock.  The words "believe," "expect," "will," may" and similar phrases are intended to identify such forward-looking statements.  Such statements reflect the Company’s current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  Some of the important risk factors affecting these matters include risks related to the market in general and its reaction to any Reverse Stock Split, as well as risks related to the Company’s business, that could cause its actual results, performance or financial condition to differ seriously from expectations, include uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors.

If approved and implemented, the Reverse Stock Split would result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock on a post-split basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even lots" of even multiples of 100 shares.

Federal Income Tax Consequences

The Company believes that the federal income tax consequences of any Reverse Stock Split to holders of Common Stock would be as follows:

(i) Except with respect to minimal gain recognized from the receipt of payment for fractional shares, no income gain or loss would be recognized by a stockholder on the surrender of the Old Shares or receipt of the certificate representing post-split New Shares.

(ii) The tax basis of the New Shares would equal the tax basis of the Old Shares exchanged therefore.

(iii) The holding period of the New Shares would include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares would produce no taxable income or gain or loss to the Company.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and the Company cannot assure you that the Internal Revenue Service or the courts will accept the positions expressed above.

The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he, she or it resides. Stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Reverse Stock Split.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Decrease in Authorized Shares of Common Stock.

We currently have 2,000,000,000 shares of Common Stock authorized for issuance. In the event that a Reverse Stock Split is implemented, the Board has determined that it is in the best interests of the Company and its stockholders  to also decrease the number of authorized  shares of Common Stock from 2,000,000,000 to 100,000,000.  The decrease would become effective upon filing of the Reverse Stock Split/ Share Reduction Amendment.  In addition, we will not effect this reduction unless the Reverse Split is undertaken.

The Board determined to decrease the number of  authorized  shares of Common  Stock if it implements a Reverse Stock Split because it believes that, after  implementation  of the Reverse Stock Split, the availability of a reduced number of authorized shares of Common Stock will be  sufficient  for  corporate purposes.  In addition, such a decrease in the number of  authorized  shares of Common  Stock would  reduce the amount of  franchise  tax we pay annually to the State of Delaware.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN

BENEFICIAL HOLDERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the Company’s knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company’s directors and the Named Executive Officers (as defined below) and (c) all current directors and executive officers of the Company as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent of Common Stock (2)
John J. Joyce, Chairman, CEO, President, and Director	14,065,000	(3)	*

Ramdas Rao, Chief Technology Officer	11,780,000	(4)	*

Michael Widland, Director	4,710,834	(5)	*

D. Howard Pierce, Director	4,650,000	(6)	*

Thomas Higgins, Director	4,750,000	(7)	*

Shad Stastney, Director	––		*

Vicis Capital Master Fund	1,483,711,722	(8)	85.06%

All directors and executive officers as a group (6 persons) (9)	39,955,834		2.37%

———————

*

Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o Ambient Corporation, 7 Wells Avenue, Newton, Massachusetts 02459.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

(3) Includes (i) 940,000 shares of Common Stock, (ii) 13,125,000 shares of Common Stock issuable upon the exercise of options issued under the Company’s 2000 Equity Incentive Plan (the “2000 Incentive Plan”), and (iii) Does not include 8,250,000 shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan

(4) Includes (i) 1,030,000 shares of Common Stock,  (ii) 10,750,000 shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan, and (iii) Does not include 7,500,000 shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan

(5) Includes (i) 133,334 shares of Common Stock, (ii) (ii) 4,577,500 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan, and (iii) Does not include 3,172,500 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(6) Includes (i) 200,000 shares of Common Stock, (ii (ii) 4,450,000, shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan, and (iii) Does not include 3,150,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(7) Includes (i) 4,750,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan and (ii) Does not include 2,850,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(8) Includes (i) 1,388,208,414  shares of Common Stock (ii) 95,503,308  shares of Common Stock issuable upon exercise of warrants. All securities are held directly by Vicis Capital Master Fund, for which Vicis Capital LLC acts as investment advisor. Vicis Capital LLC may be deemed to beneficially own shares held by Vicis Capital Master Fund and any shares issuable to Vicis Capital Master Fund upon exercise of the Warrants within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, by virtue of the voting and dispositive power over such shares granted by Vicis Capital Master Fund to Vicis Capital LLC. The voting and dispositive power granted to Vicis Capital LLC by Vicis Capital Master Fund may be revoked at any time. Vicis Capital LLC disclaims beneficial ownership of any shares reported herein. Shad L. Stastney, a founder and principal of Vicis Capital LLC, together with John Succo and Sky Lucas, share voting and dispositive control of these securities. No single natural person can exercise voting or investment power with respect to the securities owed by Vicis Capital Master Fund and investment decisions with respect to these securities are made by a majority of these persons.

(9) See Footnotes 3 through 7.

MAILING COSTS

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to stockholders of record of the Company’s Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

The Company is in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Information Statement and other reports, regarding issuers that file electronically with the SEC.

Documents described above are available through the SEC as set forth above or from the Company without charge. You may obtain such documents by requesting them in writing or by telephone from the Company as follows:

Ambient Corporation

7 Well Avenue, Suite 11

Newton, MA 02459

Telephone: (617) 614 – 6701

Attention: Investor Relations

investors@ambientcorp.com

February 28, 2011	By order of the Board of Directors

/s/ JOHN J. JOYCE
John J. Joyce Chairman and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

AMBIENT CORPORATION

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

AMBIENT CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The Board of Directors of Ambient Corporation (hereinafter called the "Corporation"), acting at a meeting on February 3, 2011, adopted resolutions setting forth the proposed amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") set forth below, (b) declaring said amendment to be advisable and in the best interests of the Corporation and (c) recommending to the Corporation’s stockholders that they approve said amendment.

SECOND:  The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD:  The Certificate of Incorporation is hereby amended by deleting Section 4 of the Certificate of Incorporation in its entirety and replacing it with the following:

"4 The Corporation is authorized to issue two classes of stock to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue consists of One Hundred Million (100,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $0.001,

Effective  at 11:59  p.m.,  Eastern  Standard  Time,  on  _____  __,  2011  (the "Effective Date"), every ____ (__) shares of the Corporation's Common Stock, par value $.001 per share (the "Old Common Stock") issued and outstanding immediately prior to the Effective Time will be automatically  and without any action on the part of the respective  holders thereof,  be combined and converted into one (1) share of Common  Stock,  par value  $.001,  of the  Corporation  (the "New Common Stock") (and such combination and conversion, the "Reverse Stock Split").

Notwithstanding the immediately  preceding sentence, no fractional shares of New Common  Stock  shall be issued to the  holders of record of Old Common  Stock in connection with the foregoing reclassification of shares of Old Common Stock and the  Corporation  shall not  recognize on its stock  record books any  purported transfer of any  fractional  share of New Common  Stock.  In lieu thereof, the Corporation will pay to the registered stockholder, in cash, the value of any fractional share interest arising from the Reverse Stock Split. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the Common Stock as reported on the over the counter Bulletin Board Market, as of the Effective Date. No transaction costs will be assessed to stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their fractional shares.

FOURTH:  Holders of at least a majority  of the  outstanding  shares of Common Stock,  acting by written consent on February 15, 2011,  duly approved the  amendment to the  Certificate  of  Incorporation  contained herein.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this ___ day of _______, 2011.

/s/ John J. Joyce
Name: John J. Joyce
Title: President and Chief Executive Officer